EXHIBIT 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

P: 212-896-1249 / 212-896-1206

Email: jgoldberger@kcsa.com / rfink@kcsa.com

NTELOS Holdings Corp. Reports

Second Quarter 2013 Operating Results

–Quarterly Subscriber Revenue up 18% to $72.9 Million

–Quarterly Adjusted EBITDA of $41.2 Million

–Company Declares Quarterly Dividend of $0.42 per Share

WAYNESBORO, VA – July 30, 2013 – NTELOS Holdings Corp. (the “Company,” NASDAQ: NTLS), a leading regional provider of nationwide wireless voice and data communications and home to the “best value in wireless,” announced today operating results for its second quarter ended June 30, 2013.

Second Quarter Highlights

•	Operating revenues for the second quarter 2013 increased 7.4% to $119.9 million, compared to $111.6 million for the same period in 2012;

•	Total net subscriber additions were 3,800 for the second quarter 2013, compared to 3,500 for the same period in 2012;

•	Postpay churn for the second quarter 2013 was 1.8%, compared to 1.9% for the same period in 2012; and

•	Postpay ARPU for the second quarter 2013 was $63.48, compared to $56.42 for the same period in 2012.

“During the second quarter of 2013, we continued to successfully execute against our strategy to grow our business,” said James A. Hyde, CEO of NTELOS Holdings Corp. “Retail revenues increased for the sixth straight quarter, driven by growth in our subscriber base and continued expansion of ARPU. At the same time, our wholesale revenues, primarily associated with Sprint, remained strong driven by continued data usage on our network.”

Highlights from Operations

•	Retail revenues, which include subscriber and equipment revenue, increased 12.6% to $78.4 million for the second quarter 2013, compared to $69.6 million for the second quarter 2012;

•

Wholesale and other revenue derived primarily from the Company’s Strategic Network Alliance with Sprint were $41.4 million for the second quarter 2013, compared to $41.9 million for the second quarter 2012; and

•	Adjusted EBITDA was $41.2 million for the second quarter 2013, compared to $34.0 million for the second quarter 2012.

Total Subscribers

•	Total subscribers were 454,800 as of June 30, 2013, compared to 424,800 for the same period of 2012;

•	Total subscriber gross additions for the second quarter were 40,100, compared to 36,800 for the same period of 2012; and

•	Total net subscriber additions for the second quarter were 3,800, compared to 3,500 for the same period of 2012.

Postpay Subscribers

•	Postpay subscriber gross additions for the second quarter 2013 were 16,300, compared to 16,800 for the second quarter 2012 and 20,200 for the first quarter 2013;

•	Net postpay subscriber additions were 200 for the second quarter 2013, compared to 700 for the second quarter 2012 and 3,300 for the first quarter 2013;

•	Postpay churn for the second quarter 2013 was 1.8%, compared to 1.9% for the second quarter 2012 and 1.9% for the first quarter of 2013; and

•	As of June 30, 2013, total postpay subscribers were 298,700.

Prepay Subscribers

•	Prepay subscriber gross additions for the second quarter 2013 were 23,800, compared to 20,000 for the second quarter 2012 and 28,300 for the first quarter 2013;

•	Net prepay subscriber additions were 3,600 for the second quarter 2013, compared to 2,800 for the second quarter 2012 and 8,100 for the first quarter 2013;

•	Prepay churn for the second quarter 2013 was 4.4%, compared to 4.2% for the second quarter 2012 and 4.6% for the first quarter of 2013; and

•	As of June 30, 2013, total prepay subscribers were 156,100.

Mr. Hyde concluded, “Looking ahead, we remain focused on improving our service offering, which includes expanding our network capabilities and further enhancing the customer experience. Our plan to roll out LTE in our first markets during the second half of 2013 remains on track. In addition, we are also exploring new and innovative ways to maximize the value of our network assets. For example, in May, we announced a pilot program with DISH Network to potentially provide fixed-mobile broadband services within portions of our footprint. Overall, we are excited about the growth prospects of both our retail and wholesale businesses and will continue to seek ways to maximize value for all key stakeholders.”

Net Income

Net income after net income attributable to noncontrolling interests was $9.4 million, or $0.43 per diluted share, for the second quarter 2013 compared to $5.6 million, or $0.26 per diluted share, for the second quarter 2012.

Declaration of Dividend

On July 25, 2013, the Company’s Board of Directors declared a quarterly cash dividend on its common stock in the amount of $0.42 per share to be paid on October 11, 2013 to stockholders of record on September 13, 2013.

Business Outlook

For the year ending December 31, 2013, the Company updated its full year 2013 Adjusted EBITDA guidance to between $140.0 million and $145.0 million (previous range was $135.0 million and $145.0 million). In addition, the Company reiterates its full year 2013 capital expenditures guidance of between $75.0 million and $85.0 million.

Conference Call

The Company will host a conference call with investors and analysts to discuss its second quarter 2013 results this morning, July 30, 2013, at 11:00 a.m. ET. To participate, please dial 1-888-317-6016, 1-855-669-9657 in Canada and 1-412-317-6016 for international, approximately 10 minutes before the scheduled start of the call. The conference call and accompanying presentation will also be accessible live on the Investor Relations section of the Company’s website at http://ir.ntelos.com.

An archive of the conference call will be available online at http://ir.ntelos.com beginning approximately one hour after the call. A replay will also be available via telephone by dialing 1-877-344-7529 or 1-412-317-0088 internationally and entering access code 10031675 beginning approximately one hour after the call and continuing until August 15, 2013.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on sale of assets and derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges and acquisition related charges.

ARPU, or average monthly revenue per user, is computed by dividing service revenues per period by the average number of subscribers during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value, provide liquidity for future growth and continue to fund dividends. ARPU provides management with useful information concerning the appeal of the Company’s rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

Adjusted EBITDA and ARPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS), operating through its subsidiaries as “nTelos Wireless,” is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for approximately 455,000 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company’s licensed territories have a total population of approximately 7.9 million residents, of which its wireless network covers approximately 6.0 million residents. The Company is also the exclusive wholesale provider of wireless digital PCS services to Sprint Nextel in the Company’s western Virginia and West Virginia service area for all Sprint CDMA wireless customers.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. There are important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements. We advise the reader to review in detail the cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K.

Exhibits:

•	Consolidated Balance Sheets

•	Consolidated Statements of Operations

•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Key Metrics

•	ARPU Reconciliation

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets	(Unaudited) June 30, 2013	(Unaudited) December 31, 2012
(In thousands)
ASSETS
Current Assets
Cash	$98,239	$76,197
Restricted cash	2,167	—
Accounts receivable, net	51,601	51,301
Inventories and supplies	9,316	9,581
Deferred income taxes	3,248	4,297
Prepaid expenses and other current assets	19,410	17,695

	183,981	159,071

Securities and Investments	1,499	1,499

Property, Plant and Equipment, net	308,677	303,103

Intangible Assets
Goodwill	63,700	63,700
Radio spectrum licenses	131,831	132,033
Customer relationships and trademarks, net	8,490	9,996

Deferred Charges and Other Assets	10,519	10,712

Total Assets	$708,697	$680,114

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$5,447	$5,429
Accounts payable	24,423	23,445
Dividends payable	9,018	—
Accrued expenses and other current liabilities	50,416	34,457

	89,304	63,331

Long-Term Debt	487,044	488,650

Other Long-Term Liabilities	87,684	83,598

Equity	44,665	44,535

Total Liabilities and Equity	$708,697	$680,114

NTELOS Holdings Corp.

Condensed Consolidated Statements of Operations	Three Months Ended (Unaudited)		Six Months Ended (Unaudited)
(In thousands, except per share amounts)	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating Revenues	$119,859	$111,585	$239,204	$222,125

Operating Expenses
Cost of sales and services	42,567	41,793	87,102	80,993
Customer operations	29,977	29,808	60,931	59,391
Corporate operations	7,760	8,310	15,664	16,309
Depreciation and amortization	20,443	15,101	38,899	30,008
Gain on sale of intangible assets	(4,442)	—	(4,442)	—

	96,305	95,012	198,154	186,701

Operating Income	23,554	16,573	41,050	35,424

Other Income (Expense)
Interest expense	(7,398)	(5,433)	(14,759)	(10,861)
Other income (expense), net	151	(44)	(218)	(106)

	(7,247)	(5,477)	(14,977)	(10,967)

Income before Income Taxes	16,307	11,096	26,073	24,457

Income Taxes	6,380	4,609	10,124	9,989

Net Income	9,927	6,487	15,949	14,468
Net Income Attributable to Noncontrolling Interests	(541)	(881)	(1,070)	(1,010)

Net Income Attributable to NTELOS Holdings Corp.	$9,386	$5,606	$14,879	$13,458

Earnings per Share Attributable to NTELOS Holdings Corp.:
Basic	$0.45	$0.27	$0.71	$0.64

Weighted average shares outstanding - basic	21,027	20,887	20,962	20,868

Diluted	$0.43	$0.26	$0.69	$0.63

Weighted average shares outstanding - diluted	21,779	21,334	21,613	21,291

Cash Dividends Declared per Share - Common Stock	$0.42	$0.42	$0.84	$0.84

NTELOS Holdings Corp.

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

(In thousands)
	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income attributable to NTELOS Holdings Corp.	$9,386	$5,606	$14,879	$13,458
Net income attributable to noncontrolling interests	541	881	1,070	1,010

Net income	$9,927	$6,487	$15,949	$14,468

Interest expense	7,398	5,433	14,759	10,861
Income taxes	6,380	4,609	10,124	9,989
Other expense, net	(151)	44	218	106

Operating income	$23,554	$16,573	$41,050	$35,424

Depreciation and amortization	20,443	15,101	38,899	30,008
Gain on sale of intangible assets	(4,442)	—	(4,442)	—
Accretion of asset retirement obligations	173	151	316	300
Equity-based compensation	1,460	1,536	2,781	3,205
Business separation charges [1]	—	635	—	921

Adjusted EBITDA	$41,188	$33,996	$78,604	$69,858

[1]	Charges for legal and consulting services in connection with the separation of the Company’s wireless and wireline operations.

NTELOS Holdings Corp.

Key Metrics						Six Months Ended
Quarter Ended:	6/30/2012	9/30/2012	12/31/2012	3/31/2013	6/30/2013	6/30/2012	6/30/2013
Subscribers
Beginning Subscribers	421,300	424,800	430,300	439,600	451,000	414,500	439,600
Postpay	286,000	285,400	288,900	297,400	299,700	292,400	297,400
Prepay	135,300	139,400	141,400	142,200	151,300	122,100	142,200
Gross Additions	36,800	42,400	46,200	48,500	40,100	82,700	88,600
Postpay	16,800	22,000	25,100	20,200	16,300	33,800	36,500
Prepay	20,000	20,400	21,100	28,300	23,800	48,900	52,100
Disconnections	33,300	36,900	36,900	37,100	36,300	72,400	73,400
Postpay	16,100	17,100	15,900	16,900	16,100	37,900	33,000
Prepay	17,200	19,800	21,000	20,200	20,200	34,500	40,400
Net Additions (Losses)	3,500	5,500	9,300	11,400	3,800	10,300	15,200
Postpay	700	4,900	9,200	3,300	200	(4,100)	3,500
Prepay	2,800	600	100	8,100	3,600	14,400	11,700
Ending Subscribers	424,800	430,300	439,600	451,000	454,800	424,800	454,800
Postpay	285,400	288,900	297,400	299,700	298,700	285,400	298,700
Prepay	139,400	141,400	142,200	151,300	156,100	139,400	156,100
Churn, net	2.6%	2.9%	2.8%	2.8%	2.7%	2.9%	2.7%
Postpay	1.9%	2.0%	1.8%	1.9%	1.8%	1.9%	1.8%
Prepay	4.2%	4.7%	4.9%	4.6%	4.4%	4.3%	4.5%

Other Items
ARPU	$49.41	$50.93	$52.78	$53.87	$53.82	$49.25	$53.84
Postpay	$56.42	$58.97	$61.19	$62.67	$63.48	$55.52	$63.08
Prepay	$34.89	$34.50	$35.41	$35.85	$35.04	$35.70	$35.43

Data ARPU	$19.65	$20.25	$21.03	$21.86	$22.14	$19.35	$22.00

Licensed Population (millions)	8.1	8.1	7.9	7.9	7.9	8.1	7.9

Covered Population (millions)	6.0	6.0	6.0	6.0	6.0	6.0	6.0

Total Cell Sites	1,378	1,396	1,429	1,431	1,432	1,378	1,432

Strategic Network Alliance Revenues (000’s)
Total Voice	$23,856	$24,655	$24,141	$23,268	$22,787	$47,389	$46,055
Total Data	16,536	16,971	16,606	16,884	16,820	32,883	33,704

Total	$40,392	$41,626	$40,747	$40,152	$39,607	$80,272	$79,759

Gross Additions, Disconnections and Churn exclude customer returns within 14 calendar days. From 11/1/11 to 4/4/12, the customer return period was 30 calendar days.

NTELOS Holdings Corp.

ARPU Reconciliation	Three Months Ended		Six Months Ended
Average Monthly Revenue per User (ARPU) [1]	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
(In thousands, except for subscribers and ARPU)
Operating Revenues	$119,859	$111,585	$239,204	$222,125
Less: Equipment revenue from sales to new customers	(3,104)	(4,026)	(6,625)	(7,900)
Less: Equipment revenue from sales to existing customers	(2,395)	(3,903)	(5,512)	(8,306)
Less: Wholesale, other and adjustments	(41,179)	(41,061)	(82,097)	(81,897)

Gross subscriber revenue	73,181	62,595	144,970	124,022

Less: prepay subscriber revenue	(15,879)	(14,001)	(31,084)	(27,404)
Less: adjustments to prepay subscriber revenue	(303)	(382)	(782)	(1,035)

Gross postpay subscriber revenue	$56,999	$48,212	$113,104	$95,583

Prepay subscriber revenue	15,879	14,001	31,084	27,404
Plus: adjustments to prepay subscriber revenue	303	382	782	1,035

Gross prepay subscriber revenue	$16,182	$14,383	$31,866	$28,439

Average number of subscribers	453,262	422,247	448,753	419,721

Total ARPU	$53.82	$49.41	$53.84	$49.25

Average number of postpay subscribers	299,304	284,834	298,859	286,940

Postpay ARPU	$63.48	$56.42	$63.08	$55.52

Average number of prepay subscribers	153,958	137,413	149,894	132,781

Prepay ARPU	$35.04	$34.89	$35.43	$35.70

Gross subscriber revenue	73,181	62,595	144,970	124,022
Less: voice and other feature revenue	(43,078)	(37,708)	(85,736)	(75,287)

Data revenue	$30,103	$24,887	$59,234	$48,735

Average number of subscribers	453,262	422,247	448,753	419,721

Total Data ARPU	$22.14	$19.65	$22.00	$19.35

Gross postpay subscriber revenue	56,999	48,212	113,104	95,583
Less: postpay voice and other feature revenue	(36,170)	(31,490)	(72,122)	(62,922)

Postpay data revenue	$20,829	$16,722	$40,982	$32,661

Gross prepay subscriber revenue	16,182	14,383	31,866	28,439
Less: prepay voice and other feature revenue	(6,908)	(6,218)	(13,614)	(12,365)

Prepay data revenue	$9,274	$8,165	$18,252	$16,074

Average number of postpay subscribers	299,304	284,834	298,859	286,940

Postpay data ARPU	$23.20	$19.57	$22.85	$18.97

Average number of prepay subscribers	153,958	137,413	149,894	132,781

Prepay data ARPU	$20.08	$19.81	$20.29	$20.18

[1]

Average monthly revenue per user (ARPU) is computed by dividing service revenues per period by the average number of subscribers during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.